SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 11, 2011

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street

Suite 400

Broomfield, Colorado 80020

(Address, including zip code, of principal executive offices)

(303) 457-4345

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

On April 11, 2011, Corgenix Medical Corporation (the “Company”) entered into a Lease Amendment No. 5 (the “Lease Amendment”) with KE Denver One, LLC, a Delaware limited liability company (“Landlord”).  The Lease Amendment relates to the Lease Agreement entered into by Company and York County, LLC, a California limited liability company (and predecessor in interest to Landlord) on February 8, 2006, and amended on December 11, 2006, June 18, 2007, July 19, 2007, and October 20, 2008.  The Lease pertains to Company’s lease of approximately 32,000 square feet located in the building commonly known as Broomfield One at 11575 Main Street, Broomfield, Colorado 80020.  The Property is part of Landlord’s multi-tenant real property development known as the Broomfield Corporate Center.  The Company uses the Property for its headquarters, laboratory research and development facilities and production facilities.

The original term of the Lease was seven years and five months from July 6, 2006 to December 6, 2013.  Following the original term, the Company also had the option to extend the Lease for two additional five-year terms.  The Lease Amendment extends the term of the Lease to April 30, 2019 and removes any option to further extend the Lease.

The Lease Amendment also adjusts the base rent (“Base Rent”) payable under the Lease.  For the period of May 1, 2011 through April 30, 2012, Base Rent will be $289,600.00 per annum payable in monthly installments of $24,133.33 per month.  For the period of May 1, 2012 through April 30, 2013, Base Rent will be $299,840.00 per annum payable in monthly installments of $24,986.67 per month.  For the period of May 1, 2013 through April 30, 2014, Base Rent will be $254,720.00 per annum payable in monthly installments of $21,226.67 per month.  For the period of May 1, 2014 through April 30, 2015, Base Rent will be $277,120.00 per annum payable in monthly installments of $23,093.33 per month.  For the period of May 1, 2015 through April 30, 2016, Base Rent will be $288,204.00 per annum payable in monthly installments of $24,017.00 per month.  For the period of May 1, 2016 through April 30, 2017, Base Rent will be $299,732.99 per annum payable in monthly installments of $24,977.75 per month.  For the period of May 1, 2017 through April 30, 2018, Base Rent will be $311,722.31 per annum payable in monthly installments of $25,976.86 per month.  For the period of May 1, 2018 through April 30, 2019, Base Rent will be $324,191.20 per annum payable in monthly installments of $27,015.93 per month.

The Lease Amendment also establishes an amount to be paid to Landlord by Company in the event of a default by Company under the Lease.  The payment due upon default by Company will be $180,000 multiplied by a fraction, the numerator of which is equal to the number of months remaining in the term of the Lease, and the denominator of which is 96.

ITEM 9.01	Financial Statements and Exhibits.

a) Not applicable.

b) Not applicable.

c) Not applicable.

d) Exhibits:

Exhibit Number	Description of Exhibit

10.1

Lease Agreement dated February 8, 2006 between Corgenix Medical Corporation and York County, LLC, filed with the Company’s Registration Statement on Form SB-2 filed April 7, 2006 and incorporated herein by reference.

10.2*	Lease Amendment No. 5 dated April 11, 2011 by and between Corgenix Medical Corporation and KE Denver One, LLC.

*Filed Herewith

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2011	CORGENIX MEDICAL CORPORATION

	By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer